Exhibit 2


                                FORM OF WARRANT


THIS SENIOR SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.



                                  COSI, INC.

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK

Date of Issuance: November 7, 2001                       Certificate No. MW-1

                  FOR VALUE RECEIVED, Cosi, Inc., a Delaware corporation (the "Company"), hereby grants to ZAM HOLDINGS, L.P. or its registered assigns (the "Registered Holder") the right to purchase from the Company 87,853 shares of Warrant Stock at a price per share of $0.01 (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is one of several warrants (collectively, the "Warrants") issued pursuant to the terms of the Senior Subordinated Note and Warrant Purchase Agreement, dated as of November 7, 2001 (the "Purchase Agreement"), between the Company and certain investors. Certain capitalized terms used herein are defined in Section 4 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

         Section 1. Exercise of Warrant.

                  (a) Exercise Period. Subject to paragraph 1(b) hereof, the Registered Holder may exercise, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including November 6, 2006 (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of the Exercise Period.

                  (b) Mandatory Exercise.

                           (i) The Company may at any time require the exercise of all of the purchase rights represented by this Warrant if the Company is at such time effecting a Qualified Public Offering (as such term is defined in paragraph 6H of the Company's Certificate of Incorporation).

                           (ii) Notwithstanding any other provision hereof, if a mandatory exercise of the purchase rights represented by this Warrant is to be made in connection with a Qualified Public Offering, such exercise shall be conditioned upon the consummation of such transaction.

                           (iii) The Company shall deliver written notice of any such mandatory exercise no later than 30 days prior to the Qualified Public Offering. At any time prior to the consummation of any such Qualified Public Offering, the Registered Holder may, by delivery of written notice to the Company, elect to permit the purchase rights represented by this Warrant to lapse, and as a result of any such written notice, the purchase rights represented by this Warrant shall be deemed to be extinguished and no such mandatory exercise shall be deemed to have occurred.

                  (c) Exercise Procedure.

                           (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time")

                                 (1) a completed Exercise Agreement, as
         described in paragraph 1(d) below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                                 (2) this Warrant; and

                                 (3) either (1) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company or any of its wholly-owned Subsidiaries having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

                           (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                           (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

                           (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                           (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                           (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

                           (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                           (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Warrant Stock issuable upon the exercise of all outstanding Warrants. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

                  (d) Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Annex I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

                  (e) Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of paragraph 1(a), be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

         Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                  (a) Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock.

                           (i) If and whenever the Company issues or sells, or in accordance with paragraph 2(b) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than
         (A) $0.01 (as such amount is Proportionately adjusted for stock splits, stock combinations, stock dividends and recapitalizations affecting the Common Stock after the Date of Issuance, the "Base Price") or (B) the Market Price of the Common Stock determined as of the date of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Exercise Price shall be reduced to whichever of the following Exercise Prices is lower:

                           (1) the Exercise Price determined by multiplying the Exercise Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Base Price of the Common Stock determined as of the date of such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Base Price of the Common Stock determined as of the date of such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; or

                           (2) the Exercise Price determined by multiplying the Exercise Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance of sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock determined as of the date of such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                           (ii) Upon each such adjustment of the Exercise Price hereunder, the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                           (iii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of shares of Warrant Stock obtainable upon exercise of this Warrant as a result of
         (A) any issue or sale (or deemed issue or sale) of shares of Common Stock to employees, directors or consultants of the Company and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Company's board of directors (including all such stock options and other purchase rights outstanding as of the date of the Purchase Agreement); or (B) with respect to any of the Corporation's stock options outstanding as of the date of the Purchase Agreement, any reduction of the exercise prices thereof to an exercise price per share of Common Stock not less than $0.01 per share (as such per share price is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock); or (C) any issue or sale (or deemed issue or sale) of shares of Common Stock approved by the Company's board of directors and in accordance with the Series C Covenants (including all Common Stock Deemed Outstanding as of the date of the Purchase Agreement).

                  (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under paragraph 2(a), the following shall be applicable:

                           (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than (a) the Base Price in effect immediately prior to the time of the granting or sale of such Options or (b) the Market Price determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at such time for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which are exercisable into Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than (a) the Base Price in effect immediately prior to the time of such issue or sale or (b) the Market Price determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon conversion or exchange thereof" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this paragraph (ii), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                           (iii) Change in Option Price or Conversion Rate. If any of (a) the purchase price provided for in any Options, (b) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or (c) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, then the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Warrant Stock shall be correspondingly adjusted. For purposes of this paragraph 2(b), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price hereunder to be increased.

                           (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Warrant Stock acquirable hereunder shall be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this paragraph 2(b), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Warrant.

                           (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of non-customary discounts, commissions and related expenses). In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser selected by the Company and approved by the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of such Warrants (such approval not to be unreasonably withheld). The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

                           (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

                           (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                           (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (c) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

                  (d) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Section 3 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Warrant Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Warrant Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Section 2.

                  (f) Notices.

                           (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                           (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

         Section 3. Participating Dividends. If the Company declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Company shall also declare and pay to the Registered Holder of this Warrant at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon exercise of this Warrant had this Warrant been fully exercised immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 4. Definitions. The following terms have meanings set forth below:

                  "Common Stock" means, collectively, the Company's Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Common Stock Deemed Outstanding" means, at any given time, without duplication, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to paragraphs 2(b)(i) and 2(b)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, plus the number of shares of Common Stock issuable upon conversion of the outstanding Series A Preferred, plus the number of shares of Common Stock issuable upon conversion of the outstanding Series C Preferred, plus the number of shares of Common Stock issuable upon conversion of the outstanding shares of Preferred Stock to be designated by the Board of Directors of the Company from time to time, plus the number of shares of Common Stock issuable upon exercise of options granted to employees and directors of the Corporation and its Subsidiaries as such number of shares is proportionately adjusted for stock splits, stock dividends, stock combinations and other recapitalizations, plus the number of shares of Common Stock issuable upon exercise of the Warrants.

                  "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

                  "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders of Warrants representing a majority of the Warrant Stock purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser selected by the Company and approved by the Registered Holders of Warrants representing a majority of the Warrant Stock purchasable upon exercise of all the Warrants then outstanding (such approval not to be unreasonably withheld). The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

                  "Notes" means the senior subordinated notes issued pursuant the terms of the Purchase Agreement.

                  "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Series A Preferred" means the Company's Series A Preferred Stock, par value $0.01 per share.

                  "Series C Covenants" means the covenants contained in the Series C Preferred Stock Purchase Agreement dated March 30, 1999, as amended, which the Company hereby incorporates by reference. The Company shall provide a copy of such covenants to the Registered Holder upon request.

                  "Series C Preferred" means the Company's Series C Preferred Stock, par value $0.01 per share.

                  "Warrant Stock" means the Company's Common Stock, par value $0.01 per share; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

         Section 5. No Voting Rights; Limitations of Liability. Except as otherwise set forth in this Warrant, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

         Section 6. Warrant Not Transferable. This Warrant and all rights hereunder shall not be transferable, or assignable in any manner, and no interest shall be pledged or otherwise encumbered by Registered Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

         Section 7. Repurchase of Warrant by the Company. If within 18 months of any Closing the Company redeems all of the Notes, the Company shall have the right to repurchase 61.7% of the Warrants at the original nominal purchase price of $0.01 per share, provided the Company exercises its rights pro rata with respect to all Registered Holders of the Warrants.

         Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

         Section 9. Registration Rights. The Warrant Stock issued by the Company to the Registered Holder following the exercise of the Warrant shall be considered "Investor Registrable Securities" as that term is defined in the Amended and Restated Registration Rights Agreement made as of March 30, 1999, by and among the Company and the signatories thereto, and the Registered Holder shall be entitled to assert the registration rights set forth therein with respect to the Warrant Stock.

         Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost; stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 11. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally or sent by reputable overnight courier service (charges prepaid) and shall be deemed to have been given when so delivered or sent (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

         Section 12. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended by the Company in any manner that does not adversely affect the right of any Registered Holder of Warrants. The provisions of the Warrants may also be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 60% of the shares of Warrant Stock obtainable upon exercise of the Warrants.

         Section 13. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall he governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to he dated the Date of Issuance hereof.

                                      COSI, INC.


                                      By: _____________________________________

                                      Its:_____________________________________

Attest:

_____________________________________
             Secretary

                                                                     ANNEX I

                              EXERCISE AGREEMENT

To:                                      Dated:


                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. MW-_____), hereby agrees to subscribe for the purchase of ____ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                      Signature________________________________

                                      Address__________________________________

                             FORM OF SUBSCRIPTION

                 (To be signed only upon exercise of Warrant)

To:_______________________________

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ (_____)1 shares of Common Stock of Cosi, Inc. (the "Company") and herewith makes payment of __________ Dollars ($ ) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, __________ , whose address is __________.

         The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such Common Stock makes to the Company the representation and warranties set forth or the investment representation statement attached hereto.

DATED:______________________________


                                      _________________________________________
                                      (Signature must conform in all respects
                                      to name of Holder as specified on the
                                      face of the Warrant)




------------------
1 Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.